                                                                 Exhibit (16)(o)


                    THE ARCH FUND, INC.
                    EXHIBIT 16
                    TOTAL RETURN
                    INVESTOR (B) SHARES
                    CDSC CALCULATIONS
                    MONEY MARKET PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN
WITH CDSC OF:         5.00%
---------------------------


T=(ERV/P)-1/N-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000

          N=        NUMBER OF DAYS


EXAMPLE:

 SINCE INCEPTION:   ( 01/26/96 TO 11/30/97):
                    (  1,036.4 /1,000-(1/(      675 /365))-1)=    1.95%
 ONE YEAR:          ( 12/01/96 TO  11/30/97 ):
                    (    991.5 /1,000-(1/(      365 /365))-1)=   -0.85%


AGGREGATE TOTAL RETURN
WITH CDSC OF:         5.00%
---------------------------


T=(ERV/P)-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000



EXAMPLE:

 YEAR TO DATE:      ( 01/01/97 TO 11/30/97):
                    (    988.1  /1,000)-1=          -1.19%
 QUARTERLY:         ( 09/01/97 TO 11/30/97):
                    (    960.4 /1,000)-1=           -3.96%
 MONTHLY:           ( 11/01/97 TO 11/30/97):
                    (   953.4 /1,000)-1=            -4.66%

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                    THE ARCH FUND, INC.
                    EXHIBIT 16
                    TOTAL RETURN
                    INVESTOR (B) SHARES
                    CDSC CALCULATIONS (NO LOAD)
                    MONEY MARKET PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN
WITH CDSC OF:         0.00%
---------------------------


T=(ERV/P)-1/N-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000

          N=        NUMBER OF DAYS


EXAMPLE:

 SINCE INCEPTION:   ( 01/26/96 TO 11/30/97 ):
                    (  1,076.4 /1,000-(1/(      675 /365))-1)=    4.06%
 ONE YEAR:          ( 12/01/96 TO  11/30/97 ):
                    (  1,076.4 /1,000-(1/(      365 /365))-1)=    7.64%


AGGREGATE TOTAL RETURN
WITH CDSC OF:         0.00%
---------------------------


T=(ERV/P)-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000



EXAMPLE:

 YEAR TO DATE:      ( 01/26/96 TO 11/30/97):
                    (  1,038.1  /1,000)-1=           3.81%
 QUARTERLY:         ( 09/01/97 TO 11/30/97):
                    (  1,010.4 /1,000)-1=            1.04%
 MONTHLY:           ( 11/01/97 TO 11/30/97):
                    (  1,003.4 /1,000)-1=            0.34%